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                                                                    EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our report dated May 29, 1998, on the financial statements of ioNET, Inc. included in this Current Report on Form 8-K of PSINet Inc., into the previously filed Registration Statements on Form S-8 (Nos. 33-98314, 33-98316, 33-98318, 33-
98320, 33-99464, 33-99466, 33-99470, 333-04008), the Registration Statement on
Form S-3 (No. 333-48663) and the Registration Statement on Form S-4 (No. 333-51491) of PSINet Inc.



                                              /s/ ARTHUR ANDERSEN LLP

Oklahoma City, Oklahoma
September 14, 1998

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